EXHIBIT 4.152

AMENDMENT NO. 6

TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

Dated as of March 17, 2006

This AMENDMENT NO. 6 TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT, dated as of March 17, 2006 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation, (“Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and Enhancement Agent (the “Trustee”), Credit Suisse, acting through its New York Branch, as the Series 1998-1 Letter of Credit Provider (“CS”), and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder (“DTFC” RCFC, Operations, DTAG, the Trustee, CS and DTFC are collectively referred to herein as the “Parties”).

RECITALS:

A.       RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the “Base Indenture”).

B.       RCFC and the Trustee entered into that certain Amended and Restated Series 1998-1 Supplement, dated as of February 26, 2002, as amended by that certain Amendment No. 1 to Series 1998-1 Supplement, dated as of August 12, 2002, as amended by that certain Amendment No. 2 to the Series 1998-1 Supplement, dated as of December 12, 2002, as amended by that certain Amendment No. 3 to the Series 1998-1 Supplement, dated as of February 24, 2003, as amended by that certain Amendment No. 4 to the Series 1998-1 Supplement, dated as of March 24, 2004, and as amended by that certain Amendment No. 5 to the Series 1998-1 Supplement, dated as of May 5, 2004 (as amended to the date hereof, the “Supplement”).

C.	The Parties wish to amend the Supplement as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.            Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

2.            Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of March 28, 2006, as follows:

a.             The definition of “Aggregate Asset Amount” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Aggregate Asset Amount” means, with respect to the Series 1998-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group II Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group II Rights Value, plus (iii) all Manufacturer Receivables, as of such date, due to RCFC or Dollar from Eligible Manufacturers (other than any Eligible Manufacturers that are IR Manufacturers) under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers (other than any Eligible Manufacturers that are IR Manufacturers) as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group II Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent, plus (iv) all amounts (without double counting amounts specified in clause (iii) above) receivable, as of such date, by RCFC or Dollar from any Person in connection with the Auction, sale or other disposition of Group II Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (without double amounts specified in clauses (iii) and (iv) above) payable as of such date in respect of the Group II Vehicles, plus (vi) cash and Permitted Investments on deposit as of such date in the Collection Account constituting Group II Collateral (less any portion thereof allocated to the Retained Interest), plus (vii) cash and Permitted Investments as of such date constituting Group II Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group II Master Collateral.

b.            The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, 50%, subject to the Eligible Manufacturer limitations set forth in Schedule 1 attached hereto.

c.        The definition of “Series 1998-1 Program Enhancement Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 1998-1 Program Enhancement Percentage” means, with respect to any date of determination, 11.5%.

d.        Article 2(b) of the Supplement is hereby amended by inserting the following new definitions in the appropriate alphabetical position:

“IG Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date has a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A” from Standard & Poor’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition.

“IR Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A” from Standard & Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was an IG Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A3” or “A”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded such Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

e.             The Supplement is hereby amended by amending Schedule 1 referenced in the definition of “Maximum Manufacturer Percentage” in Article 2(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders of the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment of the Supplement.

5.            Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

7.            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different Parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

                IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee and Enhancement
Agent

By: ___________________________

Name:

Title:

Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC., as Servicer

By: _____________________________

Pamela S. Peck

Treasurer

S-1

CREDIT SUISSE,

ACTING THROUGH ITS NEW YORK BRANCH

as Series 1998-1 Letter of Credit Provider

By: _____________________________

Name:

Title:

By: _____________________________

Name:

Title:

DOLLAR THRIFTY FUNDING CORP.,

in its capacity as sole Series 1998-1 Noteholder

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

S-2

EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group II Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*
DaimlerChrysler	100%	50%
Ford	100%	50%
Toyota	100%	50%
General Motors	100%	50%
Honda	0%	50%
Nissan	0%	50%
Volkswagen	0%	50%
Mazda	0%	Up to 25% (4)
Subaru	0%	Up to 15% (1) (2) (4)
Suzuki	0%	Up to 15% (1) (2) (4)
Mitsubishi	0%	Up to 15% (1) (2) (4)
Isuzu	0%	Up to 15% (1) (2) (4)
Kia	0%	Up to 5% (2) (3) (4)
Hyundai	0%	Up to 8% (2) (3) (4)

_____________________

(1)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 25% in the aggregate.

(3)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% in the aggregate.
(4)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai shall not exceed 40% in the aggregate.

*	As a percentage of Group II Collateral